Exhibit 5.1

LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQ.

LAZARUS ROTHSTEIN, ESQ.

CHAD FRIEND, ESQ., LLM

SCOTT BUSCEMI, ESQ.

OF COUNSEL:

JOHN CACOMANOLIS, ESQ.

CRAIG D. LINDER, ESQ.

PETER P. LINDLEY, JD, CPA, MBA

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

www.legalandcompliance.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM

April 15, 2016

Zoned Properties, Inc.

14300 N. Northsight Blvd., #208

Scottsdale, AZ 85260

Re:	Zoned Properties, Inc. Post-Effective Amendment No. 2 to Registration Statement on Form S-1

Gentlemen:

You have requested our opinion, as counsel for Zoned Properties, Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 1,276,265 shares of Common Stock (the “Registered Shares”) for resale by certain selling shareholders (collectively, the “Selling Shareholders”) named in the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (the “Registration Statement”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Registered Shares to be issued pursuant to the Registration Statement, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Nevada; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Legal & Compliance, LLC

By:	/s/ Laura Anthony
Laura Anthony, Esq.

330 CLEMATIS STREET, #217 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832